As filed with the Securities and Exchange Commission on May 15, 2025

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORION PROPERTIES INC.

(Exact name of registrant as specified in its charter)

Maryland	87-1656425
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2398 E. Camelback Road, Suite 1060 Phoenix, Arizona	85016
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Orion Properties Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Paul McDowell

Chief Executive Officer

Orion Properties Inc.

2398 E. Camelback Road, Suite 1060

Phoenix, Arizona 85016

(602) 698-1002

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Kate Saltz, Esq.

Hunton Andrews Kurth LLP

2200 Pennsylvania Ave NW

Washington, DC 20037

(202) 955-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 14, 2025, the stockholders of Orion Properties Inc., a Maryland corporation (the “Company” or “Registrant”) approved an amendment and restatement of the Company’s 2021 Equity Incentive Plan (as amended and restated, the “2021 Plan”), the primary purpose of which was to increase by 4,600,000 shares the maximum aggregate number of shares of common stock, par value $0.001 per share (“Common Stock”) issuable under the 2021 Plan, from 3,700,000 to 8,300,000 shares. Accordingly, this Registration Statement is being filed by the Company to register (i) an additional 4,600,000 shares of its Common Stock reserved for issuance pursuant to the 2021 Plan and (ii) up to 2,081,973 shares of its Common Stock subject to prior awards under the 2021 Plan that have or may become forfeited or have otherwise lapsed or may otherwise lapse and therefore may become available for issuance pursuant to new awards in accordance with the terms and conditions of the 2021 Plan (the “Forfeited Shares”). These shares of Common Stock are of the same class as other securities for which Registration Statement on Form S-8 (File No. 333-260995) was filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on November 12, 2021 (the “Prior Registration Statement”). Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement.

The actual number of Forfeited Shares that may become available for issuance under the 2021 Plan may be significantly less than 2,081,973 shares of Common Stock depending on, among other variables, the number of actual 2021 Plan shares of Common Stock that become forfeited or otherwise lapse.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered in accordance with Rule 428(b)(1) of the Securities Act. Such documents are not required to be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows the Registrant to incorporate by reference the information the Registrant files with it, which means that the Registrant can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the SEC will automatically update and supersede this information. The Registrant incorporates by reference the following documents that the Registrant has filed, or may file, with the SEC:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 5, 2025 (the “2024 10-K”);

•	the information specifically incorporated by reference into the 2024 10-K from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 21, 2025;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 7, 2025;

•

the Registrant’s Current Reports on Form 8-K filed with the SEC on March  5, 2025, March  7, 2025, and May 14, 2025 (excluding any portions thereof, exhibits thereto or information therein that are “furnished” to the Commission); and

•

the description of the Registrant’s Common Stock included in the Information Statement, filed as Exhibit 99.1 to the Form 10 initially filed with the SEC on October 4, 2021 and declared effective on October  22, 2021, as updated by Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 24, 2022, and any amendment or report filed with the SEC for the purpose of updating such description.

In addition, all documents the Registrant files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any information that the Registrant later files with the SEC will automatically update and supersede the information and statements contained in a document incorporated or deemed to be incorporated by reference herein. Any such information or statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this Registration Statement. Under no circumstances will any information “furnished” to the SEC pursuant to applicable rules and regulations be deemed incorporated herein by reference unless such information expressly provides to the contrary.

Item 8. Exhibits.

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Description

3.1	Articles of Amendment and Restatement of Orion Office REIT Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on November 15, 2021 and incorporated herein by reference).

3.2	Articles of Amendment to Articles of Amendment and Restatement, as amended through March 5, 2025 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on March 5, 2025 and incorporated herein by reference).

3.3	Second Amended and Restated Bylaws of Orion Office REIT Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on September 8, 2023 and incorporated herein by reference).

3.4	First Amendment to Second Amended and Restated Bylaws (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on March 5, 2025 and incorporated herein by reference).

10.1	Amended and Restated Orion Properties Inc. 2021 Equity Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 14, 2025 and incorporated herein by reference).

5.1*	Opinion of Ballard Spahr LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

107*	Calculation of Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 15th day of May, 2025.

Orion Properties Inc.

By:	/s/ Gavin B. Brandon
Gavin B. Brandon
Chief Financial Officer, Executive Vice President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Paul McDowell and Gavin Brandon, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Paul H. McDowell Paul H. McDowell	Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2025

/s/ Gavin B. Brandon Gavin B. Brandon	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 15, 2025

/s/ Revea L. Schmidt Revea L. Schmidt	Chief Accounting Officer (Principal Accounting Officer)	May 15, 2025

/s/ Reginald H. Gilyard Reginald H. Gilyard	Director, Non-Executive Chairman	May 15, 2025

/s/ Kathleen R. Allen Kathleen R. Allen	Director	May 15, 2025

/s/ Richard J. Lieb Richard J. Lieb	Director	May 15, 2025

/s/ Gregory J. Whyte Gregory J. Whyte	Director	May 15, 2025